                                                                      EXHIBIT 21

                                                              STATE OR JURISDICTION
                                                               OF INCORPORATION OR
                        SUBSIDIARIES                              ORGANIZATION
                        ------------                          ---------------------
DOMESTIC SUBSIDIARIES
Contract Transportation Systems Co.                                 Delaware
DIMC, Inc.                                                          Delaware
Dupli-Color Products Company                                        Delaware
Sherwin-Williams Automotive Finishes Corp.                          Delaware
Sherwin-Williams Realty Holdings, Inc.                              Illinois
SWIMC, Inc.                                                         Delaware
The Sherwin-Williams Acceptance Corporation                          Nevada
Thompson Minwax International Corp.                                 Delaware

FOREIGN SUBSIDIARIES
Coatings S.r.L.                                                      Peru
Compania Sherwin-Williams, S.A. de C.V.                              Mexico
Eurofinish S.r.L.                                                    Italy
Kriesol, S.A.                                                        Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.                          Mexico
Proquipsa, S.A. de C.V.                                              Mexico
Quetzal Pinturas, S.A. de C.V.                                       Mexico
Ronseal (Ireland) Limited                                            Ireland
Ronseal Limited                                                  United Kingdom
ScottWarren S.p.A.                                                   Italy
Sherwin-Williams Argentina I.y C.S.A.                               Argentina
Sherwin-Williams do Brasil Industria e Comercio Ltda.                Brazil
Sherwin-Williams Canada Inc.                                         Canada
Sherwin-Williams (Caribbean) N.V.                                    Curacao
Sherwin-Williams Cayman Islands Limited                          Cayman Islands
Sherwin-Williams Chile S.A.                                           Chile
Sherwin-Williams Foreign Sales Corporation Limited          U.S. Virgin Islands
Sherwin-Williams Japan Co., Ltd.                                      Japan
Sherwin-Williams Singapore PTE Ltd.                                  China
Sherwin-Williams (West Indies) Limited                               Jamaica
The Sherwin-Williams Company Resources Limited                       Jamaica